UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
February 18, 2020
Date of Report (Date of earliest event reported)

1-13948
(Commission file number)
SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		62-1612879
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

100 North Point Center East,	Suite 600
Alpharetta,	Georgia	30022
(Address of principal executive offices)		(Zip Code)

1-800-514-0186
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	SWM	New York Stock Exchange

☐  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2020, Schweitzer-Mauduit International, Inc. (the “Company”) announced the signing of a definitive agreement (the "Purchase Agreement") to acquire Tekra, LLC and Trient, LLC (“Tekra and Trient”), converters of high-performance films and adhesive products, significantly enhancing the Company’s films capabilities. Tekra and Trient currently operate as divisions of EIS, a portfolio company of Audax Private Equity (the "Seller"), and are based in the Milwaukee, Wisconsin area.

Pursuant to the Purchase Agreement, among other things, DelStar Technologies, Inc., a Delaware corporation, ("DelStar") which is a wholly-owned subsidiary of the Company, will purchase all of the equity interests in Tekra and Trient (the “Transaction”) for an aggregate purchase price of $155 million in cash, subject to customary adjustments. The transaction closing is subject to the satisfaction of customary closing conditions and is expected to occur before March 31, 2020.

The Purchase Agreement contains customary representations, warranties and covenants of the Company and Seller. In addition, DelStar and Seller have agreed to indemnify each other and their respective affiliates, directors, officers, employees, owners, advisors and representatives for, among other things, breaches of representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement. DelStar also obtained a customary representation and warranty insurance policy in connection with the transaction.

The foregoing summary of certain material terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company intends to finance the purchase price for the Transaction through cash on hand and borrowings under the Company’s existing credit facilities.

Item 7.01	FD Disclosure.

On February 18, 2020, the Company issued a press release announcing the Transaction, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The Company has scheduled a conference call to discuss the fourth quarter and full year 2019 financial results with investors and analysts at 8:30 a.m. eastern time on Friday, February 21, 2020. The Company will discuss the Transaction on the call.

The investor slides are attached hereto as Exhibit 99.2.

To access the live and/or archived event, access this link: https://edge.media-server.com/mmc/p/magycr7f

The call can be accessed by dialing 877-445-2849 or 631-291-4808 for international calls, with access code 7289935. The information contained in, or that can be accessed through, the Company’s website is not part of, and is not incorporated into, this Current Report on Form 8-K or other filings the Company makes with the U.S. Securities and Exchange Commission.

The foregoing information in this Item 7.01 (including the exhibits referenced herein) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filings.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

2.1
Equity Interest Purchase Agreement, dated February 17, 2020, by and among DelStar Technologies, Inc., EIS Buyer, LLC, Tekra, LLC, Trient, LLC, certain other parties identified therein and solely for certain limited purposes as set forth therein, Schweitzer-Mauduit International, Inc.*

99.1	Press Release, dated February 18, 2020, of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Tekra, LLC and Trient, LLC.

99.2	Investor presentation, dated February 18, 2020.
__________________
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

By: /s/ Andrew Wamser
Andrew Wamser
Executive Vice President and
Chief Financial Officer

Dated: February 18, 2020

INDEX TO EXHIBITS

Exhibit No.                    Description
__________    ________________________________________________________________________________________

2.1
Equity Interest Purchase Agreement, dated February 17, 2020, by and among DelStar Technologies, Inc., EIS Buyer, LLC, Tekra, LLC, Trient, LLC, certain other parties identified therein and solely for certain limited purposes as set forth therein, Schweitzer-Mauduit International, Inc.*.

99.1	Press Release, dated February 18, 2020, of Schweitzer-Mauduit International, Inc., announcing the entry into a definitive agreement to acquire Tekra, LLC and Trient, LLC.

99.2    Investor presentation, dated February 18, 2020.
__________________
* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.